                                                                   Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-92041 and No. 333-92376) and on Form S-3 (No. 333-49930 and
No. 333-72536) of World Wrestling Entertainment, Inc. of our report dated June 19, 2002 (July 2, 2002 as to Note 20), appearing in this Annual Report on Form 10-K of World Wrestling Entertainment, Inc. for the year ended April 30, 2002.

/s/ Deloitte and Touche LLP

Stamford, Connecticut
July 26, 2002